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Exhibit 99.2


                          Additional Merger Information

                       ENGAGE/MEDIABRIDGE SPEAKING POINTS

DEAL TERMS

     * Engage has announced a definitive agreement to purchase substantially all of the assets of MediaBridge through the issuance of 14.5 million shares of Engage common stock.

     * Once deal is finalized by late summer, MediaBridge will be a wholly-owned subsidiary of Engage.

WHAT "MEDIABRIDGE" DOES

          MediaBridge solutions enable a business to access, store, manage and reuse its rich media assets. With its solutions, a business can create, manage and deploy promotions across traditional and electronic media.

          All the while, its technology achieves a "closed loop" solution by tracking a promotion, gauging its effectiveness and continually refining it to accurately target MediaBridge customers in an appropriate medium by drawing on newly updated data using permission-based and anonymous profiling technology and other information available to the business.

HOW DOES THIS ACQUISITION FIT WITH ENGAGE'S BUSINESS STRATEGY?

     1. EXPANDS OUR OFFERINGS TO MARKETERS.

          * Engage moves into a position that is unique in the market by combining technology, media and marketing to provide cross media closed loop targeted marketing solutions.

          * Engage will now have the ability to provide marketers with the infrastructure to bridge online and offline marketing initiatives, helping offline marketers convert to online, and existing marketers better manage cross-media campaigns.

          * MediaBridge's solutions help marketers manage digital assets like product descriptors, pictures, prices, and then use those to create promotions across media types such as print catalogs, direct mail pieces or online catalogs.

          * Engage's ProfileServer can be layered into the solution to collect consumer's interests and then deliver personalize promotions to specific interests through Engage AdManager.

          * Finally, Engage's extensive online measurement and analysis capabilities through its AdKnowledge and I/PRO divisions can augment MediaBridge's existing capabilities to "close the loop" for marketers, helping them understand the true impact of their marketing efforts.

     2. DRIVES ADDITIONAL MEDIA SALES


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          *    As marketers learn more about their online customer base's interests, they can MediaBridge prospects with similar interests across the Engage Media network or across the Web using AdKnowledge.

     3. OPENS UP RELATIONSHIPS WITH OVER 200 MARKETERS

          * Opportunity to cross-sell products by offering MediaBridge customers access to all of Engage's products and services, thus providing them with a closed loop marketing solution.

     4. ENHANCE AND ENRICH PROFILES CONTAINED WITHIN ENGAGE KNOWLEDGE WITH ANONYMOUS PURCHASING AND PRODUCT CENTRIC INFORMATION SUPPLIED BY MEDIABRIDGE CUSTOMERS

          * Opportunity to cross-sell products by offering MediaBridge customers access to all of Engage's products and services, thus providing them with a closed-loop marketing solution

     5. CONTINUE STRATEGY TO ACQUIRE COMPANIES WITH BEST OF BREED LINEAGE

          * In 1999, MediaBridge's gross margins were 51% on revenues of $17.8 million. MediaBridge is expected to reach profitability by the end of 2000.

     6. EXPAND PRODUCT OFFERINGS INTERNATIONALLY

          * Opportunity to expand presence in UK/Europe through MediaBridge's London office. 40% of MediaBridge's revenue were through UK.

HOW MEDIABRIDGE WILL BENEFIT FROM ACQUISITION?

     *    Expanded solution sets as described above.

     * MediaBridge's customers will be able to collect consumer interest data using Engage ProfileServer, MediaBridge users with shared interests with Engage Media, deliver specific promotions based on these interests with Engage AdManager, and measure and the success of their programs and Web site traffic through products and services provided by AdKnowledge and I/PRO.


         OVER 200 MARQUEE CUSTOMERS INCLUDES:

   RETAIL/CATALOG                         MEDIA                                    CORPORATE/OTHER
     The Sharper Image                       Associated Media-Base                    Fuji Photo Film Ltd.
     CDW Computer Centers, Inc.              Los Angeles Times                        Pacific Life Insurance
     CVS Pharmacy, Inc.                      Cambridge University Press               Company
     Circuit City Stores, Inc.               McGraw-Hill-Sweets Group                 Polaroid Corporation
     JC Whitney                              The Daily Telegraph                      Quebecor/Intellia
     Kohl's Department Stores, Inc.          Dow Jones & Company, Inc.                The Reynolds & Reynolds
     Littlewoods Retail Limited              Independent News Ireland                 Corporation
     London Drugs Limited                    Limited                                  Unisys Corporation
     Radio Shack                             Trinity Mirror Group                     Val Pak Direct Marketing  Systems, Inc.
     Viking Office Depot                     United  Advertising  Publications, Inc.
     SEARS, Canada                           Miller Freeman
     UK Leisure Group                        Uitgeversbedrijf TIJD N.V.
                                             (Antwerp)


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                       ENGAGE/MEDIABRIDGE SPOKESPERSON FAQ

On June 12, 2000, Engage announced a definitive agreement to acquire MediaBridge, the leading provider of cross-media closed-loop targeted marketing systems. Due to the complexity of this acquisition, we have prepared this document to answer frequently asked questions.

Q:   WHAT DOES MEDIABRIDGE DO?
A: MediaBridge solutions enable a business to access, store, manage and reuse its rich media assets. With its solutions, a business can create, manage and deploy promotions across traditional and electronic media.

     All the while, its technology achieves a "closed loop" solution by tracking a promotion, gauging its effectiveness and continually refining it to accurately targeted MediaBridge customers in an appropriate medium by drawing on newly updated data using permission-based and anonymous profiling technology and other information available to the business.


Q: WHAT WERE THE STRATEGIC BENEFITS THAT LED TO ENGAGE'S ACQUISITION OF MEDIABRIDGE?
A: By combining Engage's software and media solutions with MediaBridge's unique software infrastructure, we bring to market an end-to-end solution that enables marketers to sell more faster. With this powerful acquisition Engage becomes the sole provider of a complete cross media, closed loop, targeted marketing solution.

THERE WERE 5 MAIN BENEFITS THAT ENGAGE SAW WHICH LED TO THIS ACQUISITION:

     1. Marketers are struggling with how to optimize their marketing activities across on and offline. Using MediaBridge's content.server and promo.planner applications along with Engage's online marketing applications and media in an integrated fashion provides the capability to bridge on-line and off-line marketing initiatives. Engage has now gained the unique capability of providing customers with the infrastructure to drive promotions across channels.

     2. Engage will expand its customer base by seamlessly offering MediaBridge's customers Engage's products and services. MediaBridge's customers will be able to collect consumer interest data using Engage ProfileServer, MediaBridge users with shared interests with Engage Media, deliver specific promotions based on these interests with Engage AdManager, and measure and the success of their programs and Web site traffic through products and services provided by AdKnowledge and I/PRO.

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     3.   To increase revenues marketers need to know not just details about the customer but also what products they are likely to desire. Engage saw the opportunity to enhance Engage Knowledge, our anonymous profile database, by purchase intent data supplied by MediaBridge customers.

     4. In the current economic climate Internet companies need to be driving towards profitability. In 1999, MediaBridge's gross margins were 51% on revenues of $17.8 million. MediaBridge is expected to reach profitability by the end of 2000.

     5. The Internet is a global marketplace and our clients need global solutions. Engage saw the opportunity to extend Engage's presence in Europe through MediaBridge's UK operations, which accounts for 40% of MediaBridge's revenue.

Q: HOW WILL THE CURRENT MEDIABRIDGE ORGANIZATION INTEGRATE INTO ENGAGE? WILL IT OPERATE AS AN AUTONOMOUS BUSINESS DIVISION?
A:   MediaBridge will operate as a wholly owned subsidiary.

Q:   WHAT ARE THE TERMS OF THE DEAL?
A: This is an all-stock transaction, accounted for as a purchase, in which Engage will issue approximately 14.5 million shares of common stock to the shareholders of MediaBridge and is expected to close by early September, contingent on MediaBridge shareholder approval.

Q:   IS THERE A COLLAR ON THE DEAL?
A: Yes. The value of the deal will not exceed 14.5 million shares of common stock, nor will the number of shares issued to MediaBridge shareholders be less than 11.7 million.

Q:   HOW WILL SENIOR MANAGEMENT BE ORGANIZED?
A: Bob Angelo will continue in his role and will report to Paul Schaut, President and CEO of Engage.

Q:   WHAT WAS MEDIABRIDGE'S RELATIONSHIP WITH ENGAGE PRIOR TO THE ACQUISITION?
A: MediaBridge served as a reseller and OEM of Engage ProfileServer technology.

Q: WILL ANY TRANSACTION INFORMATION CULLED FROM MEDIABRIDGE'S CUSTOMERS BE COMBINED WITH THE ANONYMOUS PROFILES CONTAINED WITHIN ENGAGE KNOWLEDGE?
A: MediaBridge enables the collection of purchase intent data from its customers. The clickstream data generated from the MediaBridge applications indicate what products and offers consumers are interested in. It will be stripped of all personally identifiable information and added to the Engage Knowledge anonymous profiles. This is consistent with Engage's privacy policy, no personally identifiable information of any kind will be stored in the Engage Knowledge database nor will any Engage Knowledge anonymous profiles be combined with any personal identifying info.

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


Q:   HOW WILL ADKNOWLEDGE AND I/PRO BE INVOLVED IN THE ACQUISITION?
A: AdKnowledge and I/PRO are both wholly-owned subsidiaries of Engage. These companies offer complimentary services to MediaBridge's technology. By leveraging each other's core competencies we will be able to offer a complete closed loop targeted marketing solution. In addition, these companies will have an enhanced ability to cross-sell products and services to current MediaBridge customers.

Q:   HOW DOES THIS ACQUISITION BENEFIT MEDIABRIDGE CUSTOMERS?
A: Engage's solutions will help MediaBridge's customers create successful online marketing programs that are optimized to achieve maximum ROI and will turn prospects into long, loyal customers. Specifically, MediaBridge customers will be able to:

     *    Collect information on consumers' interests through Engage
          ProfileServer

     * Based on these collected interests, MediaBridge users with similar interests via Engage Media's online media network

     *    Better manage multiple campaigns over time targeted at one audience.

     * Better measure and understand the effectiveness of their online promotions through use of AdKnowledge's products and services

     * Better measure and understand traffic patterns at their site through the use of I/PRO's products and services.

Q:   HOW MANY EMPLOYEES DOES MEDIABRIDGE HAVE?
A:   MediaBridge has 185 employees.

Q:   WILL THERE BE ANY LAYOFFS?
A:   No.

Q:   WHO ARE MEDIABRIDGE'S KEY CUSTOMERS?
A: MediaBridge" has licensed software products to a total of over 200 clients in various industries, including: retail, catalog, and media. MediaBridge targets businesses that collect large amounts of data and use technology to increase revenues, improve competitiveness, and reduce costs. A representative list of MediaBridge's clients includes:

   RETAIL/CATALOG                             MEDIA                                    CORPORATE/OTHER
     CDW Computer Centers, Inc.                  Associated Media-Base                    Fuji Photo Film Ltd.
     CVS Pharmacy, Inc.                                                                   Pacific Life Insurance
     Circuit City Stores, Inc.                   Cambridge University Press               Company
     JC Whitney                                  Trinity Mirror Group                     Polaroid Corporation
     Kohl's Department Stores, Inc.              The Daily Telegraph                      Quebecor/Intellia
     Littlewoods Retail Limited                  Dow Jones & Company, Inc.                The Reynolds & Reynolds
     London Drugs Limited                        Independent News Ireland                 Corporation
     Radio Shack                                 Limited                                  Unisys Corporation
     The Sharper Image                           Los Angeles Times                        Val Pak Direct Marketing Systems, Inc.
     SEARS, Canada                               McGraw-Hill-Sweets Group
                                                 Miller Freeman
     Spicers Limited                             Uitgeversbedrijf TIJD N.V.
     UK Leisure Group                            (Antwerp)
     Viking Office Depot                         United Advertising Publications,
                                                 Inc.

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Q:   HOW MUCH REVENUE DID MEDIABRIDGE BOOK IN 1999?
A:   $17.8 million

Q:   HOW MUCH REVENUE WILL MEDIABRIDGE CONTRIBUTE TO ENGAGE'S 2000 REVENUES?
A: It is our company policy not to discuss revenue projections for a particular business division.

Q:   WHAT TYPES OF MARGINS DOES MEDIABRIDGE HAVE?
A:   MediaBridge had a gross margin of 51% in 1999.

Q: WILL MEDIABRIDGE SHORTEN YOUR PATH TO PROFITABILITY, WHEN DO YOU EXPECT TO BECOME PROFITABLE?
A:   We will not discuss this information until the acquisition closes.

Q:   HOW MUCH CASH WILL MEDIABRIDGE CONTRIBUTE TO ENGAGE?
A:   We will not discuss this information until the acquisition closes.

Q:   DOES THIS ACQUISITION AFFECT YOUR GUIDANCE ON BURN RATE?
A:   We will not discuss this information until the acquisition closes.

Q:   WHO ARE MEDIABRIDGE'S COMPETITORS?
A: MediaBridge's cross-media solution provides a competitive advantage over traditional marketing companies, who generally focus solely on print media, and e-commerce companies, who generally focus solely on electronic media. MediaBridge competes against in-house development efforts by providing a more comprehensive, cost-effective solution that is more easily managed and that utilizes, and integrates with, existing systems. We believe the incorporation of profiling into our solution also provides MediaBridge with a competitive advantage in that its clients have the added benefit of developing targeted promotional campaigns. We also believe that our distribution strategy broadens our market by allowing us to sell our solutions to a wider range of companies with differing system needs and budgets.

Q:   WHO IS ENGAGE?
A: Engage, Inc. (NASDAQ: ENGA) is the leading provider of next generation online marketing solutions and a majority-owned operating company of CMGI, Inc. Based in Andover, Mass., Engage helps marketers target online audiences and convert them into


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     loyal customers. Engage has European headquarters in London and offices worldwide. For more information on Engage, please visit www.engage.com.

Q:   WHO IS MEDIABRIDGE?
A: MediaBridge is the leading provider of cross media promotional solutions. MediaBridge helps marketers sell more, faster. MediaBridge's clients and industry partners include internationally acclaimed firms on the leading edge of eCommerce, retail, media, direct marketing, financial services, and travel industries. MediaBridge is based in Acton, MA. with three offices in the U.S. and European headquarters in London. For more information on MediaBridge, please visit www.mediabridge.net.



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